Exhibit 99.1

 FOR IMMEDIATE RELEASE

VINCE HOLDING CORP. ANNOUNCES PRICING OF ITS INITIAL PUBLIC OFFERING

New York, NY (November 22, 2013)—Vince Holding Corp., previously known as Apparel Holding Corp., announced today the pricing of its initial public offering of 10,000,000 shares of common stock at a price of $20.00 per share. The shares will be listed on the New York Stock Exchange and will trade under the symbol “VNCE” beginning November 22, 2013.

Vince expects to receive proceeds, net of underwriters’ discount and commissions and estimated offering expenses payable by Vince, of approximately $177 million from the offering. Vince intends to retain approximately $5.0 million of such net proceeds for general corporate purposes and expects to use the remaining net proceeds, together with borrowings under its new senior credit facility, to repay all of its outstanding borrowings and other amounts owed under its existing credit facilities. The underwriters have a 30-day option to purchase up to an additional 1,500,000 shares from affiliates of Sun Capital Partners, Inc. (the “Selling Stockholders”). Vince will not receive any proceeds from the sale of shares by the Selling Stockholders

Goldman, Sachs & Co. and Robert W. Baird & Co. Incorporated are acting as joint book-running managers of the offering, and Goldman, Sachs & Co. and Robert W. Baird & Co. Incorporated are the representatives of the underwriters. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are joint bookrunning managers in the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 21, 2013. The offering is being made solely by means of a prospectus, copies of which may be obtained from: Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY, 10282, by calling (866) 471-2526, or by e-mailing prospectus-ny@ny.email.gs.com, or Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, telephone: (800) 792-2473 or email: syndicate@rwbaird.com.

Vince provided the New York Stock Exchange (the “NYSE”) with additional information upon which the NYSE relied to list the common stock. Such information is included in Vince’s original listing application and is available to the public upon request.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT VINCE

Founded in 2002, Vince is a prominent fashion brand known for its modern effortless style and everyday luxury essentials. The company offers a broad range of women’s and men’s ready-to-wear including its signature cashmere sweaters, leather jackets, luxe leggings, dresses, silk and woven tops, denim and footwear. Vince is carried in over 2,100 stores across 43 countries and operates 21 full-price retail locations, 6 outlet stores and its e-commerce site, Vince.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed offering. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts or present facts or conditions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the introduction of new merchandise, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that we will effect an initial public offering. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACT

Lori Rhodes

Partner

Lividini & Co.

(212) 252-8881

lori@lividini.com